EXHIBIT 99.1

TEXAS PACIFIC LAND TRUST

 1700 Pacific Avenue
Suite 1670
Dallas, Texas 75201
__________

TRUSTEES: Maurice Meyer III John R. Norris III James K. Norwood	Telephone (214) 969-5530	ROY THOMAS General Agent DAVID M. PETERSON Assistant General Agent

TEXAS PACIFIC LAND TRUST

REPORT OF OPERATIONS - UNAUDITED

	Three Months Ended
	June 30, 2006	June 30, 2005

Rentals, royalties and other income	$4,296,361	$2,770,355

Land sales	716,117	1,294,865

Total income	$5,012,478	$4,065,220

Provision for income tax	$1,351,903	$1,038,379

Net income	$2,959,319	$2,378,203

Net income per sub-share	$1.38	$1.09

Average sub-shares outstanding during period	2,150,525	2,181,725

	Six Months Ended
	June 30, 2006	June 30, 2005

Rentals, royalties and other income	$7,795,129	$5,349,616

Land sales	716,117	1,294,865

Total income	$8,511,246	$6,644,481

Provision for income tax	$2,214,288	$1,618,882

Net income	$4,911,938	$3,730,776

Net income per sub-share	$2.28	$1.71

Average sub-shares outstanding during period	2,152,423	2,184,337

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Trust’s future operations and prospects, the markets for real estate in the areas in which the Trust owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competitions, management’s intent, beliefs or current expectations with respect to the Trust’s future financial performance and other matters. We assume no responsibility to update any such forward-looking statements.